Pursuant to Rule 424(b)(5)
Registration No. 333-229489

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 20, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 1, 2019)

            Shares

Annaly Capital Management, Inc.

    % Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering              shares of our     % Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share, or the Series I Preferred Stock. Holders of Series I Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, June 30, 2024 at a fixed rate equal to     % per annum of the $25.00 per share liquidation preference (equivalent to $         per annum per share) and (ii) from and including June 30, 2024, at a floating rate equal to three-month LIBOR plus a spread of     % per annum of the $25.00 per share liquidation preference. Dividends will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, when and as authorized and declared, beginning on September 30, 2019 (long first dividend period). Dividends will accumulate and be cumulative from, and including, the date of original issuance of the Series I Preferred Stock.

The Series I Preferred Stock is not redeemable by us prior to June 30, 2024, except under circumstances where it is necessary to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after June 30, 2024, we may, at our option, subject to certain procedural requirements, redeem any or all of the shares of the Series I Preferred Stock for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, subject to certain procedural requirements, redeem any or all of the shares of Series I Preferred Stock within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. The Series I Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into shares of our common stock, par value $0.01 per share, or our common stock, in connection with a Change of Control by the holders of Series I Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (subject to our election to redeem the Series I Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the shares of the Series I Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series I Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series I Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series I Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

The Series I Preferred Stock has not been rated. No current market exists for the Series I Preferred Stock. We intend to apply to list the shares of the Series I Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol “NLYPrI”. If the application is approved, trading of the Series I Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series I Preferred Stock. Our common stock is traded on the NYSE under the symbol “NLY”.

There are restrictions on transfer and ownership of the Series I Preferred Stock intended to, among other purposes, preserve our qualification as a REIT. Please see “Description of the Series I Preferred Stock—Restrictions on Transfer and Ownership” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of Series I Preferred Stock generally will not have any voting rights.

Investing in the Series I Preferred Stock involves risks. You should carefully consider the risks that are described under the caption “Risk Factors” beginning on page S-9 of this prospectus supplement and included in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement.

	Per Share	Total(1)
Price to the public
Underwriting discounts and commissions
Proceeds to us (before expenses)

(1)	Assumes no exercise of the underwriters’ over-allotment option.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted the underwriters the option to purchase a maximum of              additional shares of Series I Preferred Stock solely to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Delivery of the shares of the Series I Preferred Stock will be made on or about June     , 2019, only in book-entry form through The Depository Trust Company.

Joint Book-Running Managers

Morgan Stanley	BofA Merrill Lynch	J.P. Morgan	RBC Capital Markets	UBS Investment Bank

Citigroup	Keefe, Bruyette & Woods A Stifel Company

Co-Managers

Sandler O’Neill + Partners, L.P	Scotiabank

The date of this prospectus supplement is June    , 2019

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information.

We are not, and the underwriters are not, making an offer of the shares of Series I Preferred Stock covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the SEC that adds to, updates, or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references to “Annaly,” “we,” “our” and “us” in this prospectus supplement mean Annaly Capital Management, Inc., a Maryland corporation, and all entities owned by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you, free of charge, on the SEC’s website at www.sec.gov. Finally, we also maintain an internet site where you can find additional information. The address of our internet site is http://www.annaly.com. All internet site addresses provided in this prospectus supplement and accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference into this prospectus supplement or accompanying prospectus. Accordingly, no information in our or any of these other internet site addresses is included herein or incorporated or deemed to be incorporated by reference herein.

S-iii

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus and certain statements contained in our future filings with the SEC, in our press releases or in our other public or stockholder communications contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities, or MBS, and other securities for purchase;

•	the availability of financing and, if available, the terms of any financing;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	our ability to grow our commercial real estate business;

•	our ability to grow our residential credit business;

•	our ability to grow our middle market lending business;

•

credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt;

•	risks related to our investments in mortgage servicing rights, or MSRs;

•	our ability to consummate any contemplated investment opportunities;

•	changes in government regulations or policy affecting our business;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

S-iv

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our Series I Preferred Stock, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters’ over-allotment option is not exercised.

Overview

Our Company

We are a leading diversified capital manager that invests in and finances residential and commercial assets. Our principal business objective is to generate net income for distribution to our stockholders and to preserve capital through prudent selection of investments and continuous management of our portfolio. We are a Maryland corporation that has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. We are externally managed by Annaly Management Company LLC, or our Manager.

We use our capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on our assets and the cost of our borrowing and hedging activities. Our activities focus on capital preservation and income generation through proactive portfolio management, supported by a conservative liquidity and leverage posture. We have made significant investments in our business as part of the diversification of our investment strategy. Our operating platform has expanded in support of our diversification strategy, and has included investments in systems, infrastructure and personnel. Our operating platform supports our investments in MBS issued or guaranteed by a federally chartered corporation, or Agency, such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or an agency of the U.S. Government, such as the Government National Mortgage Association, or Agency MBS, and residential credit assets, commercial real estate, residential mortgage loans, mortgage servicing rights and corporate debt. We believe the diversity of our investment alternatives provides us the flexibility to adapt to changes in market conditions and to take advantage of potential resulting opportunities.

Recent Developments

Second Quarter 2019 Common Stock Cash Dividend

We have announced our second quarter 2019 common stock cash dividend of $0.25 per common share. This dividend is payable July 31, 2019, to common stockholders of record on June 28, 2019.

Second Quarter 2019 Preferred Stock Cash Dividend

We have announced our second quarter 2019 preferred stock cash dividends of $0.476563 per share of Series C Preferred Stock, $0.46875 per share of Series D Preferred Stock, $0.434375 per share of Series F Preferred Stock and $0.40625 per share of Series G Preferred Stock, each payable on June 28, 2019 to preferred shareholders of record as of June 3, 2019.

Corporate Information

Our principal executive offices are located at 1211 Avenue of Americas, New York, New York 10036. Our telephone number is 1-888-8ANNALY. Our website is http://www.annaly.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus. Our common stock is listed on the NYSE under the symbol “NLY.”

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series I Preferred Stock, see “Description of the Series I Preferred Stock” in this prospectus supplement and “Description of Equity Securities—Preferred Stock” in the accompanying prospectus.

In this prospectus supplement, (i) our “Junior Stock” means our common stock, par value $0.01 per share, and any class or series of stock we may issue in the future that by its terms ranks junior to the Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution, or winding up, (ii) our “Parity Stock” means our 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series C Preferred Stock, our 7.50% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series D Preferred Stock, our 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series F Preferred Stock, our 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series G Preferred Stock, and any other class or series of stock issued by us from time to time that by its terms ranks on parity with the Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) our “Senior Stock” means any class or series of stock we may issue in the future that by its terms ranks senior to the Series I Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. The term “stock” does not include any convertible or exchangeable debt securities we may issue in the future.

Issuer	Annaly Capital Management, Inc., a Maryland corporation

Securities Offered	shares of % Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (plus up to an additional shares of % Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock that we will issue and sell in the event the underwriters exercise their over-allotment option).

Dividends	Holders of Series I Preferred Stock will be entitled to receive cumulative cash dividends (i) from and including the original issue date to, but excluding, June 30, 2024 at a fixed rate equal to % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per share) and (ii) from and including June 30, 2024, at a floating rate equal to three-month LIBOR plus a spread of % per annum of the $25.00 per share liquidation preference.

Dividends will be payable quarterly in arrears on the last day of March, June, September and December of each year, when and as declared, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be                     , 2019. The first dividend is scheduled to be payable on or about September 30, 2019 (long first dividend period) in the amount of $         per share and will be paid to the persons who are the holders of record of the Series I Preferred Stock at the close of business on the corresponding record date fixed by our board of directors in accordance with the articles supplementary classifying and designating the Series I Preferred Stock.

No Maturity	The Series I Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series I Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series I Preferred Stock.

Optional Redemption	The Series I Preferred Stock is not redeemable by us prior to June 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined below). On and after June 30, 2024, we may, at our option, subject to certain procedural requirements, redeem the Series I Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. Please see the section entitled “Description of the Series I Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, subject to certain procedural requirements, redeem the Series I Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series I Preferred Stock will not have the conversion right described below under “—Conversion Rights” with respect to the shares of Series I Preferred Stock called for redemption. Please see the section entitled “Description of the Series I Preferred Stock—Redemption” in this prospectus supplement.

A “Change of Control” is deemed to occur when, after the original issuance of the Series I Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (unless we have exercised our right to redeem the Series I Preferred Stock in whole or part, as described above under “—Optional Redemption” or “—Special Optional Redemption,” prior to the Change of Control Conversion Date) to convert some or all of the shares of Series I Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series I Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series I Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series I Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to adjustments to the Share Cap for any splits, including those effected by distributions, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and a

description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series I Preferred Stock in the event of a Change of Control, and for other important information, please see the section entitled “Description of the Series I Preferred Stock—Conversion Rights.”

Liquidation Preference	If we liquidate, dissolve or wind up, subject to the preferential rights of any Senior Stock, holders of Series I Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any payment is made to the holders of our common stock and the holders of any other Junior Stock we may issue in the future. Please see the section entitled “Description of the Series I Preferred Stock—Liquidation Preference.”

Ranking	The Series I Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and any other Junior Stock we may issue in the future;

•	on a parity with our Parity Stock;

•	junior to any Senior Stock we may issue in the future; and

•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Voting Rights	Holders of Series I Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series I Preferred Stock for six or more full quarterly Dividend Periods (as defined herein) (whether or not consecutive), the number of directors constituting the board of directors will automatically be increased by two and the holders of Series I Preferred Stock, voting together as a single class with the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends accumulated on the Series I Preferred Stock for all past Dividend Periods and the then current Dividend Period.

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series I Preferred Stock and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), is required for us to:

•	authorize, create or increase the authorized or issued amount of any class or series of Senior Stock; or

•

amend, alter or repeal any provision of our charter (including the articles supplementary designating the Series I Preferred Stock), whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any rights of the Series I Preferred Stock. However, if any such change would materially and adversely affect the rights, preferences, privileges or voting powers of the Series I Preferred Stock disproportionately relative to other classes or series of Parity Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series I Preferred Stock (voting as a separate class) will also be required.

Among other things, we may, without a vote of the holders of Series I Preferred Stock, issue additional shares of Series I Preferred Stock and we may authorize and issue additional classes or series of Parity Stock, including additional shares of the Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series I Preferred Stock are outstanding, we will use our best efforts to transmit through our website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	No current market exists for the Series I Preferred Stock. We intend to apply to list the Series I Preferred Stock on the NYSE under the symbol “NLYPrI”. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series I Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series I Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series I Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Restrictions on Transfer and Ownership	Our charter contains restrictions on the number of shares of our capital stock that a person may own that are intended to assist us in maintaining the qualification as a REIT. Among other things, our charter provides that, subject to exceptions, no person may beneficially or constructively own shares of any class or series of our capital stock in excess of 9.8% in value or in number of our outstanding shares of such class or series of capital stock. In addition, our charter, subject to exceptions, prohibits any person from beneficially owning our shares of capital stock to the extent that such ownership of shares would result in failing to qualify as a REIT. For more information about these restrictions, see “Description of the Series I Preferred Stock—Restrictions on Transfer and Ownership” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Book Entry and Form	The Depository Trust Company (“DTC”) will act as securities depositary for the Series I Preferred Stock, which will only be issued in the form of global securities held in book-entry form.

Use of Proceeds	We intend to use the net proceeds of this offering to redeem up to all of our outstanding Series C Preferred Stock, with an aggregate liquidation preference of $175.0 million, plus a sum equal to all accumulated and unpaid dividends on the Series C Preferred Stock up to, but not including, the redemption date.

We intend to use the remaining net proceeds of this offering, if any, to acquire targeted assets under our capital allocation policy, which may include further diversification of our investments in Agency assets as well as residential, commercial and corporate credit assets. These investments include, without limitation, residential credit assets (including residential mortgage loans), middle market corporate debt, Agency MBS pools, to-be-announced forward contracts, adjustable rate mortgages, MSRs and commercial real estate loans, equity and securities. We also intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, without limitation, to pay down obligations and other working capital items. See “Use of Proceeds” in this prospectus supplement.

U.S. Federal Income Tax Considerations	For a discussion of the material U.S. federal income tax considerations relating to purchasing, owning and disposing of the Series I Preferred Stock and any common stock received upon conversion of the Series I Preferred Stock, please see the section entitled “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Risk Factors	Investing in the Series I Preferred Stock involves risks that are described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference herein.

RISK FACTORS

Investing in the Series I Preferred Stock involves risk. Please see the risks described below in addition to the risk factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the Series I Preferred Stock. The risks described could affect our business, financial condition, liquidity, results of operations, prospects, and the market value of the Series I Preferred Stock. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series I Preferred Stock.

Risks Related to the Series I Preferred Stock

The Series I Preferred Stock ranks junior to our existing and future indebtedness and any Senior Stock we may issue in the future, and your interests could be diluted by the issuance of additional shares of preferred stock and by other transactions.

The Series I Preferred Stock ranks junior to all of our existing and future indebtedness and any Senior Stock we may issue in the future and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. In the event of our bankruptcy, liquidation or dissolution or the winding-up of our affairs, our assets will be available to pay obligations on the Series I Preferred Stock only after all of our indebtedness and other liabilities have been paid in full. In addition, the Series I Preferred Stock would effectively rank junior to all indebtedness and other liabilities of any existing or future subsidiaries. Such subsidiaries are or would be separate legal entities and have or will have no legal obligation to pay any amounts to us in respect of dividends due on the Series I Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series I Preferred Stock then outstanding. We may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series I Preferred Stock.

Our charter provides that the total number of shares of stock of all classes which we have the authority to issue is three billion (3,000,000,000) shares of capital stock, par value $0.01 per share. As of the date of this prospectus supplement we have outstanding 7,000,000 shares of Series C Preferred Stock, 18,400,000 shares of Series D Preferred Stock, 28,800,000 shares of Series F Preferred Stock and 17,000,000 shares of Series G Preferred Stock. Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from our authorized but unissued shares of stock, preferred stock in such classes or series as our board of directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of any such class or series. The issuance of additional shares of Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock or other Parity Stock would dilute the interests of the holders of Series I Preferred Stock, and the issuance of any Senior Stock or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series I Preferred Stock. Other than the limited conversion rights afforded to holders of Series I Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus supplement under the heading “Description of the Series I Preferred Stock—Conversion Rights,” none of the provisions relating to the Series I Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series I Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets, so long as the rights of the holders of Series I Preferred Stock are not materially and adversely affected.

The Series I Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series I Preferred Stock, and the Series I Preferred Stock may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the Series I Preferred Stock or that we may elect to obtain a rating of our Series I Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Series I Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series I Preferred Stock.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series I Preferred Stock. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series I Preferred Stock may not reflect all risks related to the Company and its business, or the structure or market value of the Series I Preferred Stock.

We may not be able to pay dividends or other distributions on the Series I Preferred Stock.

Under Maryland law, no distributions on stock may be made if, after giving effect to the distribution (i) the corporation would not be able to pay the indebtedness of the corporation as such indebtedness becomes due in the usual course of business or (ii) except in certain limited circumstances when distributions are made from net earnings, the corporation’s total assets would be less than the sum of the corporation’s total liabilities plus, unless the charter provides otherwise (which our charter does, with respect to the Series F Preferred Stock, Series G Preferred Stock and Series I Preferred Stock), the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. There can be no guarantee that we will have sufficient cash to pay dividends on the Series I Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and in the accompanying prospectus were to occur. In addition, payment of dividends depends upon our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series I Preferred Stock and on our common stock, to pay our indebtedness or to fund our other liquidity needs.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you.

Upon the occurrence of a Change of Control, each holder of the Series I Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock held by such holder as described under “Description of the Series I Preferred Stock—Redemption—Optional Redemption” or “Description of the Series I Preferred Stock—Redemption—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series I Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series I Preferred Stock into shares of our common stock (or under specified circumstances certain alternative consideration). Notwithstanding that we generally may not redeem the Series I Preferred Stock prior to June 30, 2024, we have a special optional redemption right to redeem the Series I Preferred Stock in the event of a Change of Control, and holders of Series I Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. Please see the sections entitled “Description of the Series I Preferred Stock—Redemption—Special Optional Redemption” and “Description of the Series I Preferred Stock—Conversion Rights.”

If we do not elect to redeem the Series I Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided to the holders of our Series I Preferred Stock, the holders of Series I Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined below)) equal to the Share Cap multiplied by the number of shares of Series I Preferred Stock converted. If the Common Stock Price is less than $        per share (which is 50% of the per share closing sale price of our common stock reported on the NYSE on June    , 2019), subject to adjustment in certain circumstances, the holders of Series I Preferred Stock will receive a maximum of             shares of our common stock per share of Series I Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series I Preferred Stock.

The Change of Control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

The Change of Control conversion feature of the Series I Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series I Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

Our charter contains restrictions upon transfer and ownership of our stock, which may impair the ability of holders to acquire the Series I Preferred Stock or convert Series I Preferred Stock into our common stock.

Our charter contains restrictions on transfer and ownership of our stock intended to, among other purposes, assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. Our charter provides that generally no person, other than certain excepted holders, may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of the outstanding shares of any class or series of our stock. See “Description of the Series I Preferred Stock—Restrictions on Transfer and Ownership of Stock” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus. You should consider these ownership limitations prior to your purchase of the Series I Preferred Stock. No holder of Series I Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of shares of our common stock would cause the holder (or any other person) to exceed any of the limitations on ownership and transfer contained in our charter. In addition, these restrictions could have antitakeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series I Preferred Stock.

The historical levels of three-month LIBOR are not an indication of the future levels of three-month LIBOR.

From and after June 30, 2024, the dividend rate for the Series I Preferred Stock will be determined based on three-month LIBOR. In the past, the level of three-month LIBOR has experienced significant fluctuations. Historical levels, fluctuations and trends of three-month LIBOR or any replacement benchmark are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR or any replacement benchmark is not an indication that three-month LIBOR is more or less likely to increase or decrease at any time during the floating rate period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Although the actual three-month LIBOR on a dividend payment date or at other times during a Dividend Period (as defined herein) may be higher than the three-month LIBOR on the applicable Dividend Determination Date (as defined herein), you will not benefit from the three-month LIBOR at any time other than on the Dividend Determination Date for such Dividend Period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the Series I Preferred Stock from and after June 30, 2024.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the Series I Preferred Stock.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. In particular, regulators and law enforcement agencies in the U.K. and elsewhere are conducting criminal and civil investigations into whether the banks that contribute information to the British Bankers’ Association (the “BBA”) in connection with the daily calculation of LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. In April 2018, the Federal Reserve Bank of New York, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, announced replacement of U.S. LIBOR with a new index calculated by short-term repurchase agreements, backed by U.S. Treasury securities, called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market acceptance as a LIBOR replacement remains in question and the future of LIBOR at this time is uncertain. The selection of SOFR as the alternative reference rate currently presents certain market concerns, because a term structure for SOFR has not yet developed, and there is not yet a generally accepted methodology for adjusting SOFR, which represents an overnight, risk-free rate, so that it will be comparable to LIBOR, which has various tenors and reflects a risk component.

At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the U.K. or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities on which the interest or dividend is determined by reference to LIBOR, such as the Series I Preferred Stock. To the extent the Three-Month LIBOR Rate is discontinued or is no longer quoted, the applicable base rate used to calculate dividend payments on the Series I Preferred Stock during the floating rate period will be determined using the alternative methods described in “Description of the Series I Preferred Stock—Dividends.” Any of these alternative methods may result in dividend payments that are lower than or that do not otherwise correlate over time with the dividend payments that would have been made on the Series I Preferred Stock during the floating rate period if the Three-Month LIBOR Rate was available in its current form. The final alternative method sets the dividend rate for a Dividend Period during the floating rate period at the same rate as the immediately preceding Dividend Period during the floating rate period or, in the case of the first Dividend Period in the floating rate period, the most recent dividend rate that could have been determined had the floating rate period been applicable prior to the first Dividend Period in the floating rate period. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Series I Preferred Stock.

We may issue additional shares of Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and additional classes or series of preferred stock that rank on parity with or senior to the Series I Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

The issuance of additional shares of Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and additional series of preferred stock on parity with or senior to the Series I Preferred Stock would dilute the interests of the holders of the Series I Preferred Stock, and any issuance of preferred stock senior to the Series I Preferred Stock or of additional indebtedness could affect our ability to pay dividends, redeem or pay the liquidation preference on the Series I Preferred Stock. In addition, although holders of Series I Preferred Stock are entitled to limited voting rights, as described in “Description of the Series I Preferred Stock—Voting Rights,” with respect to such matters, subject to certain exceptions, the Series I Preferred Stock will vote as a class with the Parity Stock upon which like voting rights have been conferred and are exercisable. As a result, generally, the voting rights of holders of Series I Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series I Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

As a holder of Series I Preferred Stock, you will have limited voting rights.

Your voting rights as a holder of Series I Preferred Stock will be limited. Our common stock is the only class of our securities that currently carries full voting rights. Holders of Series I Preferred Stock may vote only (i) to elect, voting together as a single class with holders of our Parity Stock having similar, exercisable voting rights, including holders of Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, two additional directors to our board of directors in the event that six full quarterly dividends (whether or not consecutive) payable on the Series I Preferred Stock are in arrears, (ii) on amendments to our charter, including the articles supplementary designating the Series I Preferred Stock, that materially and adversely affect the rights of the holders of Series I Preferred Stock or (iii) to authorize or create, or increase the authorized or issued amount of, additional classes or series of Senior Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series I Preferred Stock will not have any voting rights. See “Description of the Series I Preferred Stock—Voting Rights” in this prospectus supplement.

The market price of the Series I Preferred Stock could be substantially affected by various factors.

Stock markets have experienced significant price and volume fluctuations. As a result, the market price of our securities could be similarly volatile. The market price of the Series I Preferred Stock will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series I Preferred Stock;

•	trading prices of common and preferred equity securities issued by REITs and other similar companies;

•	the annual yield from distributions on the Series I Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	our financial condition, performance and prospects and those of our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional preferred equity securities or the incurrence of debt; and

•	actual or anticipated variations in our quarterly operating results and those of our competitors.

As a result of these and other factors, investors who purchase the Series I Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series I Preferred Stock, including decreases unrelated to our operating performance or prospects.

The Series I Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

The Series I Preferred Stock is a new issue of securities and currently no market exists for the Series I Preferred Stock. We intend to apply to list the Series I Preferred Stock on the NYSE. However, we cannot assure you that the Series I Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series I Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series I Preferred Stock and, in any event, a trading market on the NYSE for the Series I Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. Certain of the underwriters have advised us that they intend to make a market in the Series I Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series I Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of Series I Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series I Preferred Stock. As a result, the ability to transfer or sell the Series I Preferred Stock and the amount you receive upon any sale or transfer of the Series I Preferred Stock could be adversely affected.

Future offerings of debt or equity securities may adversely affect the market price of the Series I Preferred Stock.

Future issuances and sales of Senior Stock or Parity Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series I Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

If we decide to issue debt or Senior Stock in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants or other provisions that will restrict our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series I Preferred Stock and may result in dilution to owners of the Series I Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of Series I Preferred Stock bear the risk of our future offerings reducing the market price of the Series I Preferred Stock and diluting the value of their holdings in us.

If our common stock is delisted, your ability to transfer or sell your shares of the Series I Preferred Stock may be limited and the market value of the Series I Preferred Stock will likely be materially adversely affected.

Other than in connection with a Change of Control, the Series I Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series I Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series I Preferred Stock and receive stated dividends on the Series I Preferred Stock when, as and if authorized by our board of directors and declared and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series I Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series I Preferred Stock may be limited and the market value of the Series I Preferred Stock will likely be materially adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $         million (or approximately $         million if the underwriters exercise their over-allotment option in full), after deduction of underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to redeem up to all of our outstanding Series C Preferred Stock, with an aggregate liquidation preference of $175.0 million, plus a sum equal to all accumulated and unpaid dividends on the Series C Preferred Stock up to, but not including, the redemption date.

We intend to use the remaining net proceeds of this offering, if any, to acquire targeted assets under our capital allocation policy, which may include further diversification of our investments in Agency assets as well as residential, commercial and corporate credit assets. These investments include, without limitation, residential credit assets (including residential mortgage loans), middle market corporate debt, Agency MBS pools, to-be-announced forward contracts, adjustable rate mortgages, MSRs and commercial real estate loans, equity and securities. We also intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, without limitation, to pay down obligations and other working capital items.

Pending these uses, we intend to maintain the net proceeds of this offering in interest-bearing, short-term, marketable investment grade securities or (interest or non-interest bearing) checking (or escrow) accounts or money market accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than Agency MBS, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2019 (i) on an actual basis and (ii) on an as adjusted basis after giving effect to the designation of                 shares of our authorized but unissued common stock as Series I Preferred Stock and the issuance and sale of                shares of Series I Preferred Stock in this offering (assuming no exercise of the underwriters’ over-allotment option).

You should read the table below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying consolidated financial statements and related notes in our annual report on Form 10-K for the year ended December 31, 2018 and our quarterly report on Form 10-Q for the three months ended March 31, 2019, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2019 (unaudited)
	Actual	As Adjusted
	(Amounts in thousands, except share and per share data)
Cash and cash equivalents	$1,522,605	$

Total liabilities	103,391,105		103,391,105

Stockholders’ Equity(2):
7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, 7,000,000 shares authorized, issued and outstanding on an actual and as adjusted basis(1)	169,466		169,466
7.50% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share, 18,400,000 shares authorized, issued and outstanding on an actual and as adjusted basis	445,457		445,457
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, 28,800,000, shares authorized, issued and outstanding on an actual and as adjusted basis	696,910		696,910
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, 19,550,000 shares authorized and 17,000,000 shares issued and outstanding on an actual and as adjusted basis	411,335		411,335
8.125% Series H Cumulative Redeemable Preferred Stock, $0.01 par value per share, 2,200,000 shares authorized issued and outstanding on an actual and as adjusted basis(2)	55,000		55,000
% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, no shares authorized, issued and outstanding on an actual basis, shares authorized and shares issued and outstanding on an as adjusted basis(3)	—
Common stock, $0.01 par value per share, 1,924,050,000 shares authorized on an actual basis, shares authorized on an as adjusted basis; 1,448,103,248 shares issued and outstanding on an actual and as adjusted basis(4)(5)	14,481		14,481
Additional paid-in capital	20,112,875
Accumulated other comprehensive income (loss)	(319,376)		(319,376)
Accumulated deficit	(5,809,931)		(5,809,931)
Total stockholders’ equity	$15,776,217	$

Noncontrolling interest	5,227		5,227
Total equity	15,781,444

Total capitalization	$119,172,549	$

(1)

We intend to redeem up to all of the outstanding shares of 7.625% Series C Cumulative Redeemable Preferred Stock as soon as practicable following completion of this offering, however, the as adjusted column does not reflect the redemption of the Series C Preferred Stock, which we anticipate will be completed in the third quarter of 2019.

(2)	On May 31, 2019, we completed the redemption of all outstanding shares of Series H Preferred Stock. The as adjusted column does not reflect the redemption of the Series H Preferred Stock.
(3)	Does not include up to shares of % Series I Preferred Stock that may be issued upon exercise of the underwriters’ over-allotment option.
(4)	Excludes shares of common stock issuable upon vesting of outstanding deferred stock unit awards under our equity incentive plan.
(5)

On May 22, 2019, we filed Articles of Amendment, by which we increased the number of shares of common stock we have authority to issue to 2,924,050,000. The number of authorized shares indicated does not reflect the effect of this increase. On May 31, 2019, we filed Articles Supplementary by which we reclassified 2,200,000 authorized but unissued shares of preferred stock, without designation as to class or series, as shares of undesignated common stock. The number of authorized shares indicated does not reflect the effect of these reclassifications.

DESCRIPTION OF THE SERIES I PREFERRED STOCK

This description of certain terms of the Series I Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. The description of certain terms of the Series I Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary designating the terms of the Series I Preferred Stock, our bylaws and Maryland law. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus supplement and accompanying prospectus form a part.

General

Our charter provides that the total number of shares of stock of all classes which we have the authority to issue is three billion (3,000,000,000) shares of capital stock, par value $0.01 per share. Of these shares of capital stock, prior to the designation of the Series I Preferred Stock, 2,926,250,000 shares are classified as shares of our common stock, 7,000,000 shares are classified as shares of our Series C Preferred Stock, 18,400,000 shares are classified as shares of our Series D Preferred Stock, 28,800,000 shares are classified as shares of our Series F Preferred Stock and 19,550,000 shares are classified as shares of our Series G Preferred Stock. Our board of directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividend or other distributions, qualifications or terms or conditions of redemption of such shares of stock.

In connection with this offering, our board of directors and a committee of the board will, as permitted by our charter and Maryland law, classify and designate a new series of preferred stock with the rights set forth herein consisting of shares designated as the     % Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, which we refer to herein as the Series I Preferred Stock, by adopting and filing the articles supplementary classifying and designating such shares with the State Department of Assessments and Taxation of Maryland. Our board of directors may, without the approval of holders of Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock or our common stock, designate additional classes or series of authorized preferred stock ranking junior to or on parity with the Series I Preferred Stock or designate additional shares of the Series I Preferred Stock and authorize the issuance of such shares.

We intend to apply to list the shares of the Series I Preferred Stock on the NYSE under the symbol “NLYPrI” and we have agreed that we will use our best efforts to effect and maintain the listing on the NYSE. If the application is approved, we expect trading to commence within 30 days after the initial delivery of the shares of Series I Preferred Stock.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series I Preferred Stock will be Computershare Inc.

Maturity

The Series I Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series I Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series I Preferred Stock.

Ranking

The Series I Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and any other Junior Stock we may issue;

•	on a parity with our Parity Stock;

•	junior to any Senior Stock we may issue; and

•

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common stock or preferred stock) and the indebtedness of our existing and future subsidiaries.

Dividends

Holders of shares of the Series I Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series I Preferred Stock from and including the date of original issuance to, but not including, June 30, 2024 (the “Fixed Rate Period”) will be     % of the $25.00 per share liquidation preference per annum (equivalent to $             per annum per share). On and after June 30, 2024 (the “Floating Rate Period”), dividends on the Series I Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the Three-Month LIBOR Rate plus a spread of     %. Dividends on the Series I Preferred Stock will accumulate daily and be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on the last day of each March, June, September and December (each, as may be modified as provided below, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary designating the Series I Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day with the same force and effect as if paid on such dividend payment date, and no interest, additional dividends or sums in lieu of interest will be payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series I Preferred Stock is scheduled to be payable on or about September 30, 2019 (long first Dividend Period), in the amount of $             per share. Dividends payable on the Series I Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series I Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a Dividend Period and a 360-day year. Dividends will be payable to holders of record as they appear on our stock records at the close of business on the applicable record date, which will be no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

For each Dividend Period during the Floating Rate Period, LIBOR (the London interbank offered rate) (“Three-Month LIBOR Rate”) will be determined by us, as of the applicable Dividend Determination Date (as defined below), in accordance with the following provisions:

•

LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or

•

if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate for such Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Dividend Period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent (as defined below) has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Dividend Period, or, in the case of the first Dividend Period in the Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Floating Rate Period been applicable prior to the first Dividend Period in the Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that the LIBOR base rate has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to Three-Month LIBOR Rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date, the interest rate spread and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine Three-Month LIBOR Rate for the applicable Dividend Period.

“Calculation Agent” shall mean a third party independent financial institution of national standing with experience providing such services, which has been selected by us.

“Dividend Determination Date” means the London Business Day (as defined below) immediately preceding the first date of the applicable Dividend Period.

“Dividend Period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the Series I Preferred Stock to, but excluding, September 30, 2019.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on shares of Series I Preferred Stock may be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under “Risk Factors—We may not be able to pay dividends or other distributions on the Series I Preferred Stock” for more information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series I Preferred Stock.

Notwithstanding the foregoing, dividends on the Series I Preferred Stock will accumulate whether or not (i) the terms and provisions of any laws or agreements referred to in the preceding paragraph at any time prohibit the current payment of dividends, (ii) we have earnings, (iii) there are funds legally available for the payment of those dividends and (iv) those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears, and holders of Series I Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series I Preferred Stock will first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future dividends on our common stock and preferred stock, including the Series I Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series I Preferred Stock or what the actual dividends will be for any future period.

Except as noted below, unless full cumulative dividends on the Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of our common stock or other Junior Stock we may issue) may be declared or paid or set apart for payment upon our common stock or other Junior Stock or our Parity Stock and no other distribution may be declared or made upon our common stock or other Junior Stock or our Parity Stock. In addition, our common stock and other Junior Stock or Parity Stock we may issue may not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to an exchange offer made on the same terms to all holders of Series I Preferred Stock and all Parity Stock). The foregoing will not, however, prevent the redemption, purchase or acquisition by us of shares of any class or series of stock for the purpose of enforcing restrictions on transfer and ownership of our stock contained in our charter, including in order to preserve our qualification as a REIT, or the redemption, purchase or acquisition by us of shares of our common stock for purposes of and in compliance with any incentive or benefit plan of ours.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series I Preferred Stock and our Parity Stock, all dividends declared upon the Series I Preferred Stock and such Parity Stock must be declared pro rata so that the amount of dividends declared per share of Series I Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated dividends per share on the Series I Preferred Stock and such Parity Stock (which will not include any accrual in respect of unpaid dividends for prior Dividend Periods if such other Parity Stock do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series I Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series I Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any Senior Stock, a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the payment date, before any distribution of assets is made to holders of common stock or other Junior Stock we may issue; and the holders of Series I Preferred Stock will not be entitled to any further payment.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and any other Parity Stock we may issue, then the holders of Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series I Preferred Stock and such other Parity Stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. As of the date of this prospectus supplement, we have outstanding 7,000,000 shares of Series C Preferred Stock, 18,400,000 shares of Series D Preferred Stock, 28,800,000 shares of Series F Preferred Stock and 17,000,000 shares of Series G Preferred Stock.

Notice of any such liquidation stating the payment date or dates when, and the place or places where, the amounts distributable in each circumstance shall be payable, will be given no fewer than 30 days and no more than 60 days prior to the payment date, to each holder of record of Series I Preferred Stock at the address of such holder as it appears on our stock records. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series I Preferred Stock will have no right or claim to any of our remaining assets. The consolidation, conversion or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, the sale, lease, transfer or conveyance of all or substantially all of our property or business or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under Maryland law with respect to any share of any class or series of our stock, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series I Preferred Stock will not be added to our total liabilities.

Redemption

The Series I Preferred Stock is not redeemable by us prior to June 30, 2024, except under circumstances where it is necessary to preserve our qualification as a REIT for U.S. federal income tax purposes (please see “—Restrictions on Transfer and Ownership” below and “Restrictions on Ownership and Transfer” in the accompanying prospectus) and except as described below under “—Special Optional Redemption” upon the occurrence of a Change of Control (as defined herein).

Optional Redemption. On and after June 30, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series I Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ notice, redeem the Series I Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series I Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series I Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series I Preferred Stock pursuant to our optional redemption right or our special optional redemption right, the notice of redemption will be given to each holder of record of Series I Preferred Stock called for redemption at such holder’s address as it appears on our stock records and will state the following:

•	the redemption date;

•	the number of shares of Series I Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series I Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series I Preferred Stock being so called for redemption will not be able to tender such shares of Series I Preferred Stock for conversion in connection with the Change of Control and that each share of Series I Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series I Preferred Stock held by any holder is to be redeemed, the notice given to such holder shall also specify the number of shares of Series I Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the redemption of any shares of Series I Preferred Stock, except as to the holder to whom notice was defective or not given.

Holders of shares of Series I Preferred Stock to be redeemed must surrender such shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

If notice of redemption of any shares of Series I Preferred Stock has been given and if we have irrevocably set apart for payment the funds necessary for redemption (including any accumulated and unpaid dividends) in trust for the benefit of the holders of the shares of Series I Preferred Stock so called for redemption, then from and after the redemption date (unless we default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series I Preferred Stock, those shares of Series I Preferred Stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day.

If less than all of the outstanding shares of Series I Preferred Stock are to be redeemed, the shares of Series I Preferred Stock to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and if, as a result of such redemption, any holder of Series I Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock (including the Series I Preferred Stock), or violate any other restriction or limitation of our stock set forth in our charter, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series I Preferred Stock of that holder such that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value or in number of shares (whichever is more restrictive) of any class or series of our stock or violate any other restriction or limitation of our stock set forth in our charter. See “—Restrictions on Transfer and Ownership” in this prospectus supplement and in accompanying prospectus under the heading “Restrictions on Ownership and Transfer.”

Immediately prior to any redemption of Series I Preferred Stock, we will pay, in cash, any accumulated and unpaid dividends to, but excluding, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series I Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series I Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past Dividend Periods, no shares of Series I Preferred Stock may be redeemed unless all outstanding shares of Series I Preferred Stock are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any shares of Series I Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, our common stock or other Junior Stock we may issue or pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Stock and all Parity Stock); provided, however, that the foregoing will not prevent the redemption, purchase or acquisition by us of shares of Series I Preferred Stock for the purpose of enforcing restrictions on ownership and transfer of our stock contained in our charter, including in order to preserve our qualification as a REIT.

Subject to applicable law, we may purchase shares of Series I Preferred Stock in the open market, by tender or by privately negotiated transactions. Any shares of Series I Preferred Stock that we acquire, by redemption or otherwise, shall be reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be issued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to shares of Series I Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series I Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series I Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series I Preferred Stock, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series I Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends to be paid on such dividend payment date will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

•	, or the “Share Cap,” subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary designating the Series I Preferred Stock to the contrary and except as otherwise required by law, the persons who are the holders of record of shares of Series I Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend will be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series I Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding paragraph, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series I Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series I Preferred Stock will receive upon conversion of such shares of the Series I Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our common stock upon the conversion of the Series I Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not exercised our right to redeem all shares of Series I Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series I Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of Series I Preferred Stock to their addresses as they appear on our stock records. No failure to give such notice or any defect thereto or in the giving thereof will affect the validity of the proceedings for the conversion of any shares of Series I Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series I Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series I Preferred Stock, holders of Series I Preferred Stock that are subject to such notice of redemption will not be able to convert the shares of Series I Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series I Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series I Preferred Stock;

•	the procedures that the holders of Series I Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares of Series I Preferred Stock for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series I Preferred Stock may withdraw shares of Series I Preferred Stock surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on the Wall Street Journal, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website (if any), in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series I Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series I Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series I Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series I Preferred Stock held in book-entry form through a Depositary or shares directly registered with the transfer agent therefor, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series I Preferred Stock to be converted through the facilities of such Depositary or through such transfer agent, respectively), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series I Preferred Stock to be converted; and

•	that the shares of the Series I Preferred Stock are to be converted pursuant to the applicable provisions of the articles supplementary designating the Series I Preferred Stock.

The “Change of Control Conversion Date” is the date the Series I Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series I Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred.

Holders of Series I Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series I Preferred Stock;

•	if certificated shares of Series I Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series I Preferred Stock; and

•	the number of shares of Series I Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series I Preferred Stock are held in book-entry form through DTC or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Shares of Series I Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series I Preferred Stock, as described above under “—Redemption,” in which case only the shares of Series I Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series I Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series I Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series I Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series I Preferred Stock, no holder of Series I Preferred Stock will be entitled to convert such shares of the Series I Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to violate the applicable restrictions on transfer and ownership of our stock contained in our charter, unless we provide an exemption from this limitation to such holder pursuant to the terms of our charter. Please see the sections entitled “—Restrictions on Transfer and Ownership” below and “Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the Series I Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of Series I Preferred Stock will not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series I Preferred Stock are in arrears for six or more full quarterly Dividend Periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of Parity Stock upon which like voting rights have been conferred and are exercisable) and the holders of Series I Preferred Stock, voting as a single class with holders of the Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series I Preferred Stock and all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable to be held no later than 90 days after our receipt of such request (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of the stockholders to the extent permitted by applicable law), and at each subsequent annual meeting until all dividends accumulated on the Series I Preferred Stock for all past Dividend Periods and the then current Dividend Period will have been fully paid. In that case, the right of holders of Series I Preferred Stock to elect any directors will cease and, unless there are other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of Series I Preferred Stock will immediately terminate and the number of directors constituting the board of directors will be reduced accordingly. For the avoidance of doubt, in no event will the total number of directors elected by holders of Series I Preferred Stock (voting together as a single class with the Parity Stock upon which like voting rights have been conferred and are exercisable) pursuant to these voting rights exceed two. The directors elected by the holders of the Series I Preferred Stock and the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will be elected by a plurality of the votes cast by the holders of the outstanding shares of Series I Preferred Stock when they have the voting rights described in this paragraph and the Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class) to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify or until such directors’ right to hold the office terminates as described above, whichever occurs earlier.

On each matter on which holders of Series I Preferred Stock are entitled to vote, each share of Series I Preferred Stock will be entitled to one vote, except that when shares of any other class or series of preferred stock we may issue, including the Parity Stock, have the right to vote with the Series I Preferred Stock as a single class on any matter, the Series I Preferred Stock, the Parity Stock and each such other class or series of stock will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series I Preferred Stock are exercisable, any vacancy in the office of a director elected by the holders of the Parity Stock upon which like voting rights have been conferred and are exercisable will occur, then such vacancy may be filled only by the remaining director or by vote of the holders of the outstanding Series I Preferred Stock and any other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable.

Any director elected by holders of shares of Series I Preferred Stock and any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable may be removed at any time, with or without cause, by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series I Preferred Stock and any class or series of Parity Stock we may issue when they have the voting rights described above (voting as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable).

So long as any shares of Series I Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series I Preferred Stock, and Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a single class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized stock into such shares, or create or authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of our charter, whether by merger, conversion, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series I Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series I Preferred Stock remains outstanding with the terms thereof materially unchanged, or the holders of Series I

Preferred Stock receive shares of stock or other equity interests with rights, preferences, privileges and voting powers substantially the same as those of the Series I Preferred Stock, taking into account that upon the occurrence of an Event we may not be the successor entity, the occurrence of any such Event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series I Preferred Stock; and, provided further, that any increase in the amount of the authorized or issued Series I Preferred Stock or the creation or issuance, or any increase in the amounts authorized of any Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, or Junior Stock will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Series I Preferred Stock. Notwithstanding the foregoing, if any amendment, alteration or repeal of any provision of our charter would materially and adversely affect the rights, preferences or privileges of the Series I Preferred Stock disproportionately relative to other classes or series of Parity Stock, including the Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series I Preferred Stock (voting as a separate class) shall also be required.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series I Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been irrevocably set apart to effect such redemption.

Except as expressly stated in the articles supplementary designating the Series I Preferred Stock, Series I Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any corporate action. The holders of Series I Preferred Stock will have exclusive voting rights on any amendment to our charter that would alter the contract rights, as expressly set forth in the charter, of only the Series I Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series I Preferred Stock are outstanding, we will use our best efforts to (i) transmit through our website at http://www.annaly.com (or other permissible means under the Exchange Act) copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required). We will use our best efforts to provide such reports on our website within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Transfer and Ownership

To assist us in qualifying as a REIT, our charter prohibits any person from acquiring or holding, directly or constructively, ownership of 9.8%, in number of shares or value, of each class or series of our outstanding shares. For this purpose the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Code, as modified in Section 856(h) of the Code.

The constructive ownership provisions of Section 544 of the Code generally attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; attribute ownership of securities owned by family members to other members of the same family; and set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

Any transfer of shares of Series I Preferred Stock that would cause us to be disqualified as a REIT or that would (a) create a direct or constructive ownership of shares of Series I Preferred Stock in excess of the 9.8% ownership limit, or (b) result in the shares of our capital stock being beneficially owned (within the meaning of Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. In addition, no holder of Series I Preferred Stock will be entitled to convert the Series I Preferred Stock into our common stock upon a Change of Control to the extent that receipt of our common stock would cause the holder to actually or constructively own stock exceeding either of the 9.8% ownership thresholds unless we provide an exemption from these ownership limitations to such holder at our sole discretion. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Any purported transfer of shares of Series I Preferred Stock or conversion of Series I Preferred Stock into shares of our common stock upon a Change of Control that would, if effective, result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute “excess securities.” Excess securities will be transferred by operation of law to a trustee of a trust that we will establish for the exclusive benefit of a charitable organization, until such time as the trustee of the trust retransfers the excess securities. The trustee will be a banking institution designated by us that is not affiliated with the purported transferee or us. While the excess securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to the securities. Subject to the 9.8% ownership limit, excess securities may be transferred by the trust to any person (if such transfer would not result in excess securities) and upon such transfer, the purported transferee will have the right to receive the lesser of the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the excess securities on the date of the purported transfer), or the price per share for the excess securities received by the trust, at which point the excess securities will automatically cease to be excess securities.

Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the shares of capital stock except the right to payment of the purchase price for the shares of capital stock on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.

Any person who acquires shares in violation of our charter, or any person who is a purported transferee such that excess securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT. In addition, every record owner of 5.0% or more (during any period in which the number of record stockholders is 2,000 or more) or 1.0% or more (during any period in which the number of record stockholders is greater than 200 but less than 2,000) or 1/2% or more (during any period in which the number of record stockholders is 200 or less) of the number or value of our outstanding shares must send us an annual written notice by January 30 stating the name and address of the record owner and the number of shares held and describing how the shares are held. Further, each stockholder is required to disclose to us in writing information with respect to the direct and constructive ownership of shares as the Board of Directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Our board of directors may, subject to certain limitations, increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our board of directors may, pursuant to our charter, waive the 9.8% ownership limit for a purchaser of our stock upon our receipt of a ruling from the Internal Revenue Service or an opinion of its tax advisor or such other conditions as we may direct. At present, we do not intend to waive the 9.8% ownership limit for any purchaser.

For further information regarding restrictions on ownership and transfer of the Series I Preferred Stock, please see the section entitled “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Preemptive Rights

No holders of Series I Preferred Stock will, as holders of Series I Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Book-Entry Procedures

DTC will act as securities depositary for the Series I Preferred Stock, which will only be issued in the form of global securities held in book-entry form. We will not issue certificates to you for the shares of Series I Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series I Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series I Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series I Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series I Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series I Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series I Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series I Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series I Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our charter (including the articles supplementary designating the Series I Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series I Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series I Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series I Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series I Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series I Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series I Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series I Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series I Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series I Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series I Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series I Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Morgan Stanley & Co. LLC is acting as representative, has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series I Preferred Stock set forth opposite that underwriter’s name.

Underwriters	Number of Shares
Morgan Stanley & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
UBS Securities LLC
Citigroup Global Markets Inc.
Keefe, Bruyette & Woods, Inc.
Sandler O’Neill & Partners, L.P.
Scotia Capital (USA) Inc.

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

The underwriters initially propose to offer the shares of Series I Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $         per share below the public offering price. Any underwriters may allow, and such dealers may re-allow, a concession not in excess of $         per share to other underwriters or to certain dealers. If the shares are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to             additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representative, offer, sell, contract to sell or otherwise dispose of any of our securities that are substantially similar to the Series I Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent rights to receive, the Series I Preferred Stock or substantially similar securities.

The Series I Preferred Stock has not been rated. No current market exists for the Series I Preferred Stock. We intend to apply to list the Series I Preferred Stock on the NYSE under the symbol “NLYPrI” and we have agreed that we will use our best efforts to effect and maintain the listing on the NYSE. If the application is approved, trading of the Series I Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series I Preferred Stock. Certain of the underwriters have advised us that they intend to make a market in the Series I Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series I Preferred Stock will develop prior to the commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Underwriting discount paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts, will be approximately $375,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Certain underwriters or their affiliates have performed, and in the future may perform, commercial banking, investment banking and advisory services for us in the ordinary course of their business for which they have received, and in the future are expected to receive, customary fees. Some of the underwriters or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Extended Settlement

We expect that delivery of the shares of our Series I Preferred Stock will be made to investors on or about the fourth business day following the date of the final prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade shares of our Series I Preferred Stock before their delivery, you will be required, because the shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade shares of our Series I Preferred Stock before their delivery, you should consult your advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP and, with respect to certain matters of Maryland law, Venable LLP. Certain legal matters will be passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in the reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates, to the extent covered by consents filed with the SEC, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC. We have filed the documents listed below with the SEC (File No. 001-13447) under the Exchange Act, and these documents are incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 15, 2019;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 3, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2019;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2019, February 13, 2019, March 7, 2019, March 28, 2019, May 1, 2019, May 23, 2019, June 3, 2019 and June 3, 2019;

•	the description of our common stock, par value $0.01 per share, included in our Registration Statement on Form 8-A, filed with the SEC on October 6, 1997;

•	the description of our Series C Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on May 16, 2012;

•	the description of our Series D Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on September 13, 2012;

•	the description of our Series F Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on July 27, 2017; and

•	the description of our Series G Preferred Stock, included in our Registration Statement on Form 8-A, filed with the SEC on January 10, 2018.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and to be part hereof from the date of filing of those documents.

Any statement contained in a document that is incorporated by reference into this prospectus supplement and the accompanying prospectus is automatically updated and superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other document that we file with the SEC, and which is also incorporated by reference into this prospectus supplement and the accompanying prospectus, modifies or replaces that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference into those documents); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, New York 10036, telephone number 1-888-8ANNALY.

PROSPECTUS

Annaly Capital Management, Inc.

Common Stock, Preferred Stock, Warrants, Stockholder Rights, Debt Securities, Purchase Contracts and Units

By this prospectus, we may offer, from time to time,

•	shares of our common stock or preferred stock;

•	warrants to purchase shares of our common stock or preferred stock;

•

rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;

•	debt securities, which may consist of debentures, notes, or other types of debt;

•	purchase contracts obligating holders to purchase from or sell to us, or us to sell to or purchase from holders, at a future date, certain securities described in this prospectus; and

•	units consisting of two or more of the foregoing.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. In addition, selling security holders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

The New York Stock Exchange lists our common stock under the symbol “NLY”, our 7.625% Series C Cumulative Redeemable Preferred Stock under the symbol “NLY PrC”, our 7.50% Series D Cumulative Redeemable Preferred Stock under the symbol “NLY PrD”, our 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock under the symbol “NLY PrF”, our 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock under the symbol “NLY PrG” and our 8.125% Series H Cumulative Redeemable Preferred Stock under the symbol “NLY PrH”.

To assist us in qualifying as a real estate investment trust (“REIT”) for federal income tax purposes, no person may own more than 9.8%, in number of shares or value, of the outstanding shares of any class of our common stock or our preferred stock, unless our Board of Directors (the “Board”) waives this limitation.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5 of this prospectus.

We, or the selling security holders, may sell these securities to or through underwriters, dealers or agents, or directly to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (“SEC” or “Commission”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us.”

You should rely only on the information contained in or incorporated by reference into or set forth in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus, the applicable prospectus supplement or any other offering material is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since such dates.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any other offering material, and the information incorporated by reference into this prospectus, any prospectus supplement and/or any other offering material, and certain statements contained in our future filings with the SEC, in our press releases or in our other public or stockholder communications may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements, which are based on various assumptions (some of which are beyond our control), may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” “estimate,” “plan,” or similar terms, variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to:

•	changes in interest rates;

•	changes in the yield curve;

•	changes in prepayment rates;

•	the availability of mortgage-backed securities and other securities for purchase;

•	the availability of financing and, if available, the terms of any financings;

•	changes in the market value of our assets;

•	changes in business conditions and the general economy;

•	our ability to grow our commercial real estate business;

•	our ability to grow our residential credit business;

•	our ability to grow our middle market lending business;

•

credit risks related to our investments in credit risk transfer (“CRT”) securities, residential mortgage-backed securities (“RMBSs”) and related residential mortgage credit assets, commercial real estate assets and corporate debt;

•	risks related to investments in mortgage servicing rights (“MSRs”);

•	our ability to consummate any contemplated investment opportunities;

•	changes in government regulations or policy affecting our business;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (“Investment Company Act”).

No forward-looking statement can be guaranteed, actual future results may vary materially, and we caution you not to place undue reliance on these forward-looking statements. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, please see the information under the caption “Risk Factors” described in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and any other report incorporated by reference into this prospectus. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as may be required by law.

ABOUT ANNALY CAPITAL MANAGEMENT, INC.

We are a leading diversified capital manager that invests in and finances residential and commercial assets. Our principal business objective is to generate net income for distribution to our stockholders and to preserve capital through prudent selection of investments and continuous management of our portfolio. We are a Maryland corporation that has elected to be taxed as a REIT. We are externally managed by Annaly Management Company LLC (“Manager”).

We use our capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on our assets and the cost of our borrowings and hedging activities. Our investment groups are comprised of the following:

Investment Groups	Description
Annaly Agency Group	Invests in Agency mortgage-backed securities (“MBS”) collateralized by residential mortgages which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.
Annaly Residential Credit Group	Invests in non-Agency residential mortgage assets within the securitized product and residential mortgage loan markets.
Annaly Commercial Real Estate Group	Originates and invests in commercial mortgage loans, securities, and other commercial real estate debt and equity investments.
Annaly Middle Market Lending Group	Provides financing to private equity-backed middle market businesses across the capital structure.

Our activities focus on capital preservation and income generation through proactive portfolio management, supported by a conservative liquidity and leverage posture. We have made significant investments in our business as part of the diversification of our investment strategy. Our operating platform has expanded in support of our diversification strategy, and has included investments in systems, infrastructure and personnel. Our operating platform supports our investments in MBS issued or guaranteed by a federally chartered corporation, or Agency, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. Government, such as the Government National Mortgage Association (“Ginnie Mae”), (collectively, “Agency MBS”), and residential credit assets, commercial real estate, residential mortgage loans, mortgage servicing rights and corporate debt. We believe the diversity of our investment alternatives provides us the flexibility to adapt to changes in market conditions and to take advantage of potential resulting opportunities.

To ensure we qualify as a REIT, no person may own more than 9.8%, in number of shares or value, of the outstanding shares of any class of our common stock or our preferred stock, unless our Board waives this limitation.

Stock Listing

The New York Stock Exchange lists our common stock under the symbol “NLY”, our 7.625% Series C Cumulative Redeemable Preferred Stock under the symbol “NLY PrC”, our 7.50% Series D Cumulative Redeemable Preferred Stock under the symbol “NLY PrD”, our 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock under the symbol “NLY PrF”, our 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock under the symbol “NLY PrG” and our 8.125% Series H Cumulative Redeemable Preferred Stock under the symbol “NLY PrH”.

Principal Executive Offices and Telephone Number

Our principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036. Our telephone number is (212) 696-0100. Our website is http://www.annaly.com. The contents of our website are not a part of, and are not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any other information contained or incorporated by reference into this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information About Us,” below.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus to acquire targeted assets under our capital allocation policy, which may include further diversification of our investments in Agency assets as well as residential, commercial and corporate credit assets. These investments include, without limitation, residential credit assets (including residential mortgage loans), middle market corporate debt, Agency MBS pools, to-be-announced forward contracts, adjustable rate mortgages, MSRs and commercial real estate loans, equity and securities. We also intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including, without limitation, to pay down obligations and other working capital items.

DESCRIPTION OF EQUITY SECURITIES

General

Our charter provides that the total number of shares of stock of all classes which we have the authority to issue is two billion (2,000,000,000) shares of capital stock, par value $0.01 per share. These shares of capital stock consist of 1,924,050,000 shares of common stock, $0.01 par value per share, 7,000,000 shares of 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), 18,400,000 shares of 7.50% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), 28,800,000 shares of 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), 19,550,000 shares of 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series G Preferred Stock”), and 2,200,000 shares of 8.125% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series H Preferred Stock”).

Our Board may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. As of January 30, 2019, we had 1,400,031,214 shares of common stock outstanding. In addition, as of January 30, 2019, we had 7,000,000 shares of Series C Preferred Stock outstanding, 18,400,000 shares of Series D Preferred Stock outstanding, 28,800,000 shares of Series F Preferred Stock outstanding, 17,000,000 shares of Series G Preferred Stock outstanding and 2,200,000 shares of Series H Preferred Stock outstanding.

All shares of common stock offered hereby will be duly authorized, fully paid and nonassessable. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to our charter, including any articles supplementary classifying and designating shares of preferred stock, and our bylaws.

Voting

Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If an incumbent director fails to receive the required vote for re-election, under our current bylaws our Board is required to publicly disclose whether it has requested and accepted the resignation of such director and, if applicable, its decision regarding any tendered resignation and its rationale.

Our bylaws provide that annual meetings of our stockholders will be held each calendar year on the date and at the time and place set by our Board, and special meetings may be called by our Board, the Chairman of our Board, our Chief Executive Officer or our President. Additionally, our Secretary is required to call a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of the votes that all stockholders are entitled to cast at the meeting. Our charter may be amended in accordance with its terms and Maryland law.

Dividends; Liquidation; Other Rights

Common stockholders are entitled to receive dividends if and when authorized by our Board and declared by us out of legally available funds. The right of common stockholders to receive dividends is subordinate to the rights of preferred stockholders or other senior stockholders. If we liquidate, dissolve or wind-up, our common stockholders will share ratably in all of our assets remaining after the payment of all of our liabilities and the payment of all liquidation and other preference amounts to preferred stockholders and other senior stockholders. Common stockholders have no preemptive or other subscription rights, and there are no conversion rights, or redemption or sinking fund provisions, relating to the shares of common stock.

Classification or Reclassification of Common Stock or Preferred Stock

Our charter authorizes our Board to reclassify any unissued shares of stock into other classes or series of shares, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations, and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series.

Preferred Stock

The following description sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to our charter, our bylaws and any articles supplementary filed with the State Department of Assessments and Taxation of Maryland designating terms of a class or series of preferred stock. The preferred stock, when issued, will be validly issued, fully paid, and non-assessable. Because our Board has the power to establish the preferences, powers and rights of each class or series of preferred stock, our Board may afford the holders of any class or series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of common stockholders.

The rights, voting powers, restrictions, limitations, and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption of each class or series of preferred stock will be fixed by the articles supplementary relating to the class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock including, without limitation, the following:

•	the title and stated value of the preferred stock;

•	the voting rights of the preferred stock, if applicable;

•	the preemptive rights of the preferred stock, if applicable;

•	the restrictions on alienability of the preferred stock, if applicable;

•	the number of shares offered, the liquidation preference per share and the offering price of the shares;

•	liability to further calls or assessment of the preferred stock, if applicable;

•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock (including fixed and floating rates, as applicable);

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the procedures for any auction and remarketing for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for and any restriction on redemption, if applicable, of the preferred stock;

•	the provision for and any restriction on repurchase, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•

the terms and provisions, if any, upon which the preferred stock will be convertible into common stock or any other security, including the conversion price (or manner of calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs;

•

any limitation on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred stock, in each case as may be appropriate to preserve our qualification as a REIT.

Transfer Agent and Registrar

Computershare Inc., 480 Washington Blvd., 27th Floor, Jersey City, New Jersey 07310-1900, is the transfer agent and registrar for our stock. Its website is www.computershare.com and its telephone number is (800) 301-5234.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants including, but not limited to, the following, where applicable:

•	the offering price;

•

the aggregate number of shares purchasable upon exercise of such warrants, and in the case of warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such warrants;

•	the designation and terms of the securities with which such warrants are being offered, if any, and the number of such warrants being offered with each such security;

•	the date on and after which such warrants and any related securities will be transferable separately;

•

the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the expiration date on which such right shall expire;

•	U.S. federal income tax considerations; and

•	any other material terms of such warrants.

Holders of future warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

If warrants for the purchase of preferred stock are offered, the applicable prospectus supplement will also describe the terms of the preferred stock into which the warrants are exercisable as described under “Description of Equity Securities—Preferred Stock.”

DESCRIPTION OF RIGHTS TO PURCHASE OUR SECURITIES

This section describes the general terms and provisions of the rights to purchase certain of our securities that we may issue to holders of our securities by this prospectus. The applicable prospectus supplement will describe the specific terms of the rights then issued, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholder rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including, but not limited to, the following, where applicable:

•	record date;

•	subscription price;

•	subscription agent;

•

aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;

•	U.S. federal income tax considerations; and

•	other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders, except to the extent described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

We may issue our debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be our unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. If so indicated in the applicable prospectus supplement, we may issue debt securities that are secured by specified collateral.

The debt securities will be issued under one or more indentures, each to be entered into by us and a trustee. The trustee shall be Wells Fargo Bank, National Association or such other trustee as may be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, we may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indenture is not complete, and the summary of selected terms of a particular series of debt securities in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference into this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information About Us” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference into this prospectus.

Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to “Annaly,” “we,” “our company,” “us” and “our” and other similar references mean Annaly Capital Management, Inc., excluding its subsidiaries.

General

The debt securities may be issued from time to time in one or more series. We can issue an unlimited amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount that may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, but not limited to, the following, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

•	the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which we will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	with respect to debt securities of the series, any addition of any covenant or Event of Default, or the modification or deletion of any covenant or Event of Default;

•	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

•

whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•

if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•

the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•

the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form (“registered debt securities”) or $5,000, in the case of bearer debt securities;

•	the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

•	any listing of the debt securities on any securities exchange; and

•	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” the indenture does not contain any provisions that would limit our ability or the ability of any of our subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we and our subsidiaries may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we, at our option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transaction.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

•

exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange a debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Book-Entry Debt Securities

The securities depositary will be The Depository Trust Company, New York, NY, known as DTC, unless otherwise identified in the prospectus supplement relating to the securities. If DTC is the depositary for an issuance of securities, the issuance will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered security certificate will be issued for each issue of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of issue and an additional certificate will be issued with respect to any remaining amount of such issue.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its direct participants deposit with DTC. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued. The deposit of global securities with DTC and their registration in the name of Cede& Co., or such other nominee, as the case may be, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any issuance of securities is redeemable, we will send redemption notices to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for an issuance of securities will indicate whether such issue is redeemable.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

Redemption proceeds, distributions, and dividend payments on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer or agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of such participant and not DTC, Annaly or any agent thereof, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of Annaly or its respective agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of Annaly, any trustee or agent, or the registrar for the securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer or its agent. Under such circumstances, in the event that a successor depositary is not obtained, security certificates will be printed and delivered to DTC. In addition, an issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, security certificates are required to be printed and delivered.

If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the securities through either Clearstream Banking S.A., known as “Clearstream, Luxembourg,” or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium, and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system. The address of Euroclear is Euroclear Bank S.A./N.V., 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

If DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities, if any.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement or the context otherwise requires, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease or convey all or substantially all of our property and assets to, or merge with or into, any person unless:

•

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger, or which shall have received the transfer of assets, shall be an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

•

immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the indenture.

In the case of any such consolidation, sale, lease, conveyance or merger in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)

default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest, if any, on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

(2)

default in payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash, our common shares or other securities or property);

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4)

default in the delivery when due of any securities, cash or other property (including, without limitation, any of our common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for our common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

(5)

default in the performance, or breach, of any other covenant or warranty applicable to us in the indenture or in any debt security of that series other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, and continuance of that default or breach (without that default or breach having been cured or waived in accordance with the indenture) for a period of 90 days after notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)

default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt, as defined below) of us or any Significant Subsidiary of ours for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $100 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

(7)

failure by us or any of our Subsidiaries to pay final judgments or decrees entered by a court or courts of competent jurisdiction aggregating in excess of $100 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after such judgments become final and non-appealable;

(8)	specified events of bankruptcy, insolvency or reorganization with respect to us or any Significant Subsidiary of ours; or

(9)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to the trustee, unless that default has been cured or waived. However, the indenture provides that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interests of the holders to do so. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

The indenture provides that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references to an Event of Default specified in clause (8) of the second preceding paragraph with respect to us shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of ours.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities that might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indenture requires the annual filing by us with the trustee of a certificate that states whether or not we are in default under the terms of the indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•

such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, the consent of the holder of each debt security affected will be required for any modification or amendment that, among other things:

•

changes the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture;

•

reduces the principal of or any premium on any debt securities, reduces the rate of interest on any debt securities or reduces the price payable upon the redemption of any debt securities, whether such redemption is mandatory or at our option, or upon the repurchase of any debt securities at the option of the holder, or reduces any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts;

•	reduces the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	adversely affects any right of repayment or repurchase of any debt securities at the option of any holder;

•	changes any place where, or the currency in which, debt securities are payable;

•

impairs the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt securities that are convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange such debt securities in accordance with their terms;

•	makes any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property;

•

reduces the percentage of debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences; or

•	reduces the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another person to us and the assumption by that successor of our covenants contained in the indenture and in the debt securities;

•

to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us with respect to all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

•

to establish the form or terms of debt securities of any series and any related coupons, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property, and to establish any provisions with respect to any security or other collateral for such debt securities, and to make any deletions from or additions or changes to the indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

•	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

•

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

•	to add any additional Events of Default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of any holder of a debt security of such series or any other debt security in any material respect;

•

to secure or, if applicable, to provide additional security for all or any debt securities issued under the indenture and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities in accordance with the terms of the indenture;

•	to add to or change or eliminate any provision of the indenture as is necessary or desirable in accordance with any amendment to the Trust Indenture Act;

•

to make any change to the indenture, or any supplemental indenture, or any debt securities to conform the terms thereof to any provision of the description of a series of any debt securities in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities to the extent that such provision in such description was intended to be a substantially verbatim recitation of a provision of the indenture or debt securities;

•

in the case of any series of debt securities which are convertible into or exchangeable for our common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

•

to amend or supplement any provision contained in the indenture or in any debt securities, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent that must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action for which the indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action for which the indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either

(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(B)

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

•	the trustee has received an officers’ certificate and an opinion of counsel called for by the indenture.

Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

•	defease and be discharged from all of our obligations with respect to that series of debt securities (“defeasance”), except for:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

(2)	the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

(3)	certain other limited obligations; or

•

to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

The defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the indenture;

•

in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service (the “IRS”) a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

in the case of defeasance, we shall provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities;

•

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an Event of Default with respect to us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

As used in the indenture, the following terms have the meanings specified below:

The term “Corporation” includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Non-recourse Debt” means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

‘Person” or “person” means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of ours that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission as in effect on the date of the indenture.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest, it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

Wells Fargo Bank, National Association may act as trustee under one or more of the indentures. Wells Fargo Bank, National Association provides commercial banking services to us in the ordinary course of business.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, any of the following securities, or any combination thereof, at a future date or dates:

•	a specified principal amount of debt securities;

•	a specified number of shares of common stock or preferred stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies;

•	commodities; or

•	other property.

The applicable prospectus supplement will describe the specific terms of the purchase contracts and purchase units. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference into this prospectus.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including, but not limited to, one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not and whether the purchase contracts will be issued in fully registered or global form;

•

whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, currencies or commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	U.S. federal income tax considerations relevant to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

To assist us in qualifying as a REIT, among other purposes, our charter prohibits anyone from acquiring or holding, directly or constructively, ownership of 9.8% or more, in number of shares or value, of any class of our outstanding capital stock. We refer to this restriction as the “9.8% ownership limit.” For this purpose, the term “ownership” generally means either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the “Code”), as modified in Section 856(h) of the Code.

The constructive ownership provisions of Section 544 of the Code generally (a) attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries; (b) attribute ownership of securities owned by family members to other members of the same family; and (c) set forth rules for attributing securities constructively owned by one person to another person. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owning not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

Any transfer of shares of capital stock that would cause us to be disqualified as a REIT or that would (a) create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, (b) result in the shares of capital stock being beneficially owned (within the meaning of Section 856(a) of the Code) by fewer than 100 persons (determined without reference to any rules of attribution) or (c) result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee (the “purported transferee”) will acquire no rights to those shares. These restrictions on transferability and ownership will not apply if our Board determines that it is no longer in our best interests to attempt to, or to continue to, qualify as a REIT.

Any purported transfer of shares of capital stock that would result in a purported transferee owning (directly or constructively) shares of capital stock in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute “excess securities.” Excess securities will be transferred by operation of law to a trust that we will establish for the exclusive benefit of a charitable organization or charitable organizations (the “charitable beneficiary”), until such time as the trustee of the trust retransfers the excess securities. The trustee will be a banking institution designated by us that is not affiliated with the purported transferee or us. While the excess securities are held in trust, the purported transferee will not be entitled to vote or to share in any dividends or other distributions with respect to the securities. Subject to the 9.8% ownership limit, excess securities may be transferred by the trust to any person (if such transfer would not result in excess securities). Upon such a transfer, the purported transferee shall receive a price for such excess securities equal to the lesser of (i) the price per share such purported transferee paid in the transfer that resulted in the excess securities (or, if the purported transferee did not give value for such excess securities (such as through a gift, devise or other transaction), a price per share equal to the Market Price (as defined in our charter) for the excess securities on the date of the purported transfer that resulted in the excess securities), or (ii) the price per share for the excess securities received by the trust from the sale or other disposition of the excess securities to the new owner, at which point the excess securities will automatically cease to be excess securities.

Upon a purported transfer of excess securities, the purported transferee will cease to be entitled to distributions, voting rights and other benefits with respect to the shares of capital stock except the right to payment of the purchase price for the shares of capital stock on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter, shall be paid to the trust for the exclusive benefit of the charitable beneficiary. If any of the transfer restrictions in our charter are determined to be void, invalid or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf. All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.

Any person who acquires shares in violation of our charter, or any person who is a purported transferee, such that excess securities results, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days’ prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT. In addition, every record owner of more than 5.0% of the number or value of our outstanding shares of capital stock must send us an annual written notice by January 30 stating the name and address of the record owner, the number of shares beneficially owned and describing how the shares are held. Further, each beneficial owner and each person (including the stockholder of record) who is holding stock for a beneficial owner is required to disclose to us in information with respect to the direct and constructive ownership of shares as we may reasonably request in order to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Notwithstanding the above, our Board may increase or decrease the 9.8% ownership limit unless, after giving effect to any increased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 50% in value of the shares of our capital stock then outstanding. In addition, to the extent consistent with the REIT provisions of the Code, our Board may, upon receipt of a ruling from the IRS or an opinion of our tax advisor or other documents or evidence satisfactory to our Board and upon such other conditions as our Board may direct, waive the 9.8% ownership limit for a purchaser of our stock.

The provisions described above may inhibit market activity and may delay, defer or prevent a change in control or other transaction and the resulting opportunity for the holders of our capital stock to receive a premium for their shares that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8%, in number of shares or value, of the outstanding shares of any class or series of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

We have summarized certain terms and provisions of our charter and bylaws and the Maryland General Corporation Law (the “MGCL”). This summary is not complete and is qualified by the provisions of our charter and bylaws and the MGCL. See “Where You Can Find More Information About Us.” For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer.”

Number of Directors; Vacancies and Removal of Directors

Our bylaws provide for the gradual declassification of the Board commencing with the annual meeting of the stockholders of the Company held in 2019, which will result in the Board being fully declassified (and all Board members standing for annual election) commencing with the annual meeting of the stockholders of the Company held in 2021. Directors elected prior to the annual meeting of stockholders of the Company in 2019 are divided into three classes (Class I, Class II and Class III) and will serve out the terms in the classes for which they have been elected as set forth below:

Class I	3 Directors	Expires 2021
Class II	4 Directors	Expires 2019
Class III	4 Directors	Expires 2020

Our charter and bylaws provide that the number of directors we have may be established only by our Board of directors and may not be fewer than the minimum number required by the MGCL. Pursuant to our bylaws, the number of directors may not be more than 15. Under our bylaws, at the annual meeting of stockholders of the Company held in 2019, the successors to the directors whose terms expire at that meeting will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; at the annual meeting of stockholders of the Company held in 2020, the successors to the directors whose terms expire at that meeting will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify; and beginning with the annual meeting of stockholders in 2021, all directors will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Our bylaws also provide that, except in the case of a vacancy, a majority of our Board must (i) meet the independence requirements under the rules and regulations of the New York Stock Exchange as in effect from time to time and (ii) not be an officer, member or employee of either us or the Manager.

Our bylaws provide that any vacancy on our Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors; provided, however, that, pursuant to Maryland law, stockholders will have the concurrent power to elect a director to fill a vacancy resulting from the removal of a director by a vote of the stockholders. Any vacancy on our Board created by an increase in the number of directors may be filled by a majority of the entire Board. Pursuant to the MGCL, a director may be removed at any time, with or without cause, upon the affirmative vote of a majority of the votes entitled to be cast in the election of directors; provided however, directors serving in Class II, Class III and Class I may not be removed without cause until the respective annual meeting of stockholders of the Company in 2019, 2020 and 2021.

Limitation of Liability and Indemnification of Directors and Officers

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services; or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter provides for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

The MGCL requires us (unless our charter were to provide otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party to by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party to or witness in by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that a personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter and bylaws obligate us to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as a director or officer of us; or

•

while a director or officer and at our request, as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of ours or any of our predecessors.

Exclusive Forum

Our bylaws provide that unless we consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of any duty owed by any director or officer or other employee of ours to us or our stockholders, (3) any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the MGCL or the our charter or our bylaws, or (4) any other action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Maryland Business Combination Act

The MGCL establishes special requirements for “business combinations” between a Maryland corporation and “interested stockholders” unless exemptions are applicable. An interested stockholder is defined as (i) any person who beneficially owns 10% or more of the voting power of a corporation’s then outstanding voting stock or (ii) an affiliate or associate of the corporation who, at any time within the two-year period immediately before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between a corporation and an interested stockholder unless the corporation’s board of directors approves the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder. The law also requires a supermajority stockholder vote for such transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•

two-thirds of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate or associate of the interested stockholder with whom the business combination is to be effected.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by our Board before the time that the interested stockholder becomes an interested stockholder. Pursuant to the MGCL, we have elected not to be governed by the Maryland business combination statute. We made this election by opting out of this statute in our charter. If, however, we amend our charter to opt back in to the statute, subject to stockholder approval, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Maryland Control Share Acquisition Act

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of the other stockholders. Two-thirds of the shares eligible to vote must vote in favor of granting the “control shares” voting rights. Shares held by (i) the person who has made or proposes to make such acquisition, (ii) any officer of the corporation and (iii) any employee of the corporation who is also a director of the corporation are not eligible to vote. “Control shares” are shares of stock that, taken together with all other shares of stock the acquirer previously acquired, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third of all voting power;

•	one-third or more but less than a majority of all voting power; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If a person who has made (or proposes to make) a control share acquisition satisfies certain conditions (including agreeing to pay expenses and making an “acquiring person statement” as described in the MGCL), he or she may compel our Board to call a special meeting of stockholders to consider the voting rights of the shares. If such a person makes no request for a meeting, we have the option to present the question at any stockholders’ meeting.

If voting rights are not approved at a meeting of stockholders, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. We will determine the fair value of the shares, without regard to the absence of voting rights, as of the date of either:

•	the last control share acquisition; or

•	if we hold a meeting where stockholders consider and do not approve voting rights of the control shares, as of the date of such meeting.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may obtain rights as objecting stockholders and, thereunder, exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value may not be less than the highest price per share paid in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of dissenters’ rights would not apply in the context of a control share acquisition. The control share acquisition statute would not apply to shares acquired in a merger, consolidation or share exchange if we were a party to the transaction. The control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders’ best interests.

Amendment to Charter and Bylaws

Except as provided in the MGCL, amendments to our charter must be advised by our Board and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our bylaws may be amended by our Board or by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

Although we have not specifically elected to be subject to any of the provisions of Subtitle 8, through provisions in our bylaws unrelated to Subtitle 8, we (1) require, unless called by the chairman of our Board, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders, and (2) allow a majority of our Board to fix the number of directors without stockholder approval.

Meetings of Stockholders

Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our Board. Special meetings of stockholders may be called by our

Board, the chairman of our Board, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder or stockholders must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our Board; or

•

by a stockholder who was a stockholder of record at the record date set by our Board for the meeting, at the time of giving of the notice of the meeting and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our Board may be made only:

•	by or at the direction of our Board;

•	by a stockholder that has requested a special meeting be called for the purpose of electing directors in compliance with our bylaws; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our Board for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our Board and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our Board, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our Board the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our Board or to approve its own proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material U.S. federal income tax considerations relating to the ownership of our capital stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with shares of our capital stock held as capital assets for U.S. federal income tax purposes and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Capital Stock” below), insurance companies, persons holding our capital stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of our capital stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

You should consult your tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the U.S. federal income tax laws beginning with our taxable year ended December 31, 1997. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate. In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2015 through December 31, 2018, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2019 and in the future. You should be aware that Hunton Andrews Kurth LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the U.S. federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof. In any year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our net taxable income that we distribute currently to our stockholders, although taxable income generated by domestic taxable REIT subsidiaries, if any, will be subject to regular corporate income tax. Our stockholders generally will be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends. Distributions we make are not eligible for the dividends received deduction for corporations. We expect that ordinary dividends paid by us generally will not be eligible for the reduced rates that generally apply to distributions by non-REIT C corporations to certain U.S. individuals, trusts and estates.

We are generally not subject to U.S. corporate income tax on income that we distribute currently to stockholders, but we will be subject to U.S. federal tax as follows:

•

We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	For taxable years prior to 2018, under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the holder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a taxable REIT subsidiary that are not conducted on an arm’s length basis.

•

With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or REMIC, the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held in record name by “disqualified organizations.” To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. A “disqualified organization” includes:

•	the U.S.;

•	any state or political subdivision of the U.S.;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in

•	section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

•

If we acquire any appreciated asset from a non-REIT C corporation in a carry-over basis transaction, we could be liable for tax with respect to “built-in gain” in that asset if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. For purposes of determining the stock ownership requirement described in condition (6) above, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the requirement described in condition (6) above. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet condition (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements described in conditions (5) and (6) above, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner for U.S. federal income tax purposes generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership or limited liability company, the partnership’s or limited liability company’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A taxable REIT subsidiary is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets (25% for taxable years beginning before January 1, 2018) may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. Our domestic taxable REIT subsidiaries will be fully subject to corporate income tax on their taxable income.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Any income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s length negotiations, will also be subject to a 100% penalty tax. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a taxable REIT subsidiary in an effort to ensure that we do not become subject to this penalty tax; however, we cannot assure you that we will be successful in avoiding this penalty tax.

Taxable Mortgage Pools and Excess Inclusion Income. An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool, or TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A TMP generally is treated as a taxable corporation and it cannot file a consolidated U.S. federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT, but a portion of the REIT’s income will be treated as excess inclusion income and a portion of the dividends the REIT pays to U.S. holders will be considered to be excess inclusion income.

Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for U.S. Treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable income for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization and your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Non-U.S. holders who hold stock for investment and not in connection with a trade or business conducted in the U.S. will be subject to U.S. federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more disqualified organizations are record holders of shares of capital stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by disqualified organizations. In such circumstances, we may reduce the amount of our distributions to a disqualified organization whose stock ownership gave rise to the tax. To the extent that our capital stock owned by disqualified organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our capital stock held by the broker/dealer or other nominee on behalf of the disqualified organizations.

We do not currently intend to hold REMIC residual interests or engage in financing or other activities that would result in the allocation of excess inclusion to our shareholders.

Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our capital stock.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•

amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

•

income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•

interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

Gross income from the following sources is excluded from both the numerator and the denominator in both gross income tests:

•	gain from a sale of property that we hold primarily for sale to customers in the ordinary course of business;

•	income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such;

•	certain foreign currency gains; and

•	cancellation of indebtedness income.

We will monitor the amount of our non-qualifying income and we will seek to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property (including, for loans secured by real property and personal property where the fair market value of the personal property is less than 15% of the total fair market value of all such property, such personal property) securing the loan as of the date (i) we agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. If apportionment is required, the percentage of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the percentage of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the MBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such MBS will be qualifying income for the 95% gross income test. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of MBS treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We purchase and sell Agency MBS through to-be-announced forward contracts, or TBAs, and recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. While there is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test, we treat income and gains from our TBAs as qualifying income for purposes of the 75% gross income test, based on an opinion of prior tax counsel substantially to the effect for purposes of the 75% REIT gross income test, any gain recognized by us in connection with the settlement of our TBAs should be treated as gain from the sale or disposition of an interest in mortgages on real property. If the IRS were to successfully challenge the opinion of counsel, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our income consists of income or gains from the disposition of TBAs.

We own interests in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We believe we have invested, and intend to continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may modify the terms of our mortgage or mezzanine loans. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

The interest, original issue discount, and market discount income that we will receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. Some of our investments, such as the investments we acquire through our middle market lending activities, will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

We have entered, and intend to enter, into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in U.S. Treasury regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests that is clearly identified as such before the close of the day on which it was acquired, originated or entered into and satisfies other identification requirements, or (iii) in connection with the effective termination of certain hedging transactions described above, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. To the extent that we own or acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we generally intend to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by us to foreclose on a particular mortgage loan and could affect whether we choose to foreclose with regard to a particular mortgage loan.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that satisfies the 75% gross income test and 75% asset test on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Dividends. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Phantom income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments or MBS in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the loans and debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

We generally will be required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments or MBS, such as original issue discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. To the extent that this rule requires the accrual of income earlier than under the general tax rules, it could increase our phantom income, which may make it more likely that we could be required to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this phantom income is recognized. We currently do not expect that this rule will have a material impact on the timing of accrual of our income or on the amount of our distribution requirement. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

We may agree to modify the terms of distressed and other loans we hold. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. That relief provision will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT” and “—Failure to Qualify.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following (or, the 75% asset class):

•

interests in real property, including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by “publicly offered” REITs;

•	cash and cash items;

•	government securities;

•

investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•

regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

•

Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (or, the 5% asset test).

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding voting securities (or, the 10% vote test).

•

Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below (or, 10% value test).

•	Not more than 20% (25% for taxable years beginning before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•

For any taxable year beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered” REITs that are not secured by real property or interests in real property.

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition, the following instruments will not be taken into account for purposes of the 10% value test: (i) a REIT’s interest as a partner in a partnership; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) will not be to the extent of the REIT’s interest as a partner in the partnership; (iv) any loan to an individual or an estate;

(v) any “section 467 rental agreement,” other than an agreement with a related party tenant; (vi) any obligation to pay “rents from real property”; (vii) certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; and (viii) any security (including debt securities) issued by another REIT. For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described clause (i) and (ii) in the preceding sentence.

For purposes of the 75% asset test, mortgage loans generally will qualify as real estate assets to the extent that they are secured by real property. Where a mortgage covers both real property and other property, an apportionment may be required in the same manner as described under “—Income Tests—Interest.” IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the subsequent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan.

As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote test or 10% value test). See “— Income Tests.” We believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or 10% value test. To the extent we originate or acquire mezzanine loans, we intend to do so only to the extent such loans will not cause us to fail the asset tests described above.

We expect that our investments in MBS generally will be treated as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of MBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of MBS treated as an interest in a REMIC, such interests generally will qualify as real estate assets, and income derived from REMIC interests generally will be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. We purchase and sell Agency MBS through TBAs. While there is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. Government securities for purposes of the 75% asset test, we treat our TBAs as qualifying assets for purposes of the REIT asset tests, based on an opinion of prior tax counsel substantially to the effect that for purposes of the REIT asset tests, our ownership of a TBA should be treated as ownership of real estate assets. If the IRS were to successfully challenge the opinion of counsel, we could be subject to a penalty tax or we could fail to remain qualified as a REIT if a sufficient portion of our assets consists of TBAs.

We believe that most of the assets that we hold and those we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will be required to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the senior loans and mezzanine loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurances that the IRS may not disagree with these determinations and assert that a different value is applicable, in which case we may not satisfy the 75% and the other asset tests.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of within six months of the last day of the quarter in which the failure occurred and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest corporate income tax rate.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•

the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•

the excess of the sum of specified items of non-cash income (including original issue discount on our senior loans and mezzanine loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we cease to be a “publicly offered REIT,” then in order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, MBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. See “—Income Tests—Phantom Income.” Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. We have no current intention to make a taxable dividend payable in cash and stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including, for taxable years prior to 2018, any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Holders of Our Capital Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our capital stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any of its States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our capital stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our capital stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our capital stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made to taxable U.S. holders of our capital stock out of current or accumulated earnings and profits that are not designated as capital gain dividends will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

For taxable years beginning after December 31, 2017 and before January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations (the “pass-through deduction”). For taxable years beginning after December 31, 2017 and before January 1, 2026, the maximum tax rate for U.S. holders taxed at individual rates is 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years beginning after December 31, 2017 and before January 1, 2026 would be 29.6%.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the distributions will be taxable as capital gains. A U.S. holder’s initial tax basis in a share of our capital stock is, in general, equal to the amount paid per share.

Distributions generally will be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the U.S. holders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate U.S. holders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require U.S. holders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder of our capital stock will increase the basis in its shares of our capital stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a rate of up to 20%; or

•	an unrecaptured section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions and gain from the disposition of our capital stock will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Other Tax Considerations. U.S. holders of our capital stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Capital Stock. Upon any taxable sale or other disposition of our capital stock, a U.S. holder of our capital stock will recognize gain or loss for U.S. federal income tax purposes on the disposition of our capital stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such REIT stock for tax purposes.

Gain or loss will be capital gain or loss. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of our capital stock and income from dividends paid on our capital stock. U.S. holders are urged to consult their tax advisors regarding the Medicare tax.

Redemption of Preferred Stock. A redemption of preferred stock will be treated under section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Holders of our Capital Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in our stock, (ii) results in a “complete termination” of the U.S. holder’s interest in all classes of our stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of section 302(b) of the Code described above will be satisfied with respect to any particular U.S. holder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be taxable as a dividend, as described above in “—Taxation of U.S. Holders of our Capital Stock.” In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. holder’s remaining stockholdings in our company. If the U.S. holder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed U.S. Treasury regulations, if any portion of the amount received by a U.S. holder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share of stock will first reduce the redeemed U.S. holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. holder could have gain even if such U.S. holder’s basis in all its shares of stock of the redeemed class exceeded such portion.

The proposed U.S. Treasury regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed U.S. Treasury regulations would be effective for transactions that occur after the date the regulations are published as final U.S. Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed U.S. Treasury regulations will ultimately be finalized.

Conversion of Preferred Stock. Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. holder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the preferred stock for more than one year at the time of conversion. U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Taxation of Non-U.S. Holders of Our Capital Stock

The rules governing U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.

For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to acquire and manage, through our subsidiaries, such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments, with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the U.S.

Distributions. Distributions by us to a non-U.S. holder of our capital stock that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income that exceeds our undistributed REIT taxable income in a particular year, it would be allocated to our stockholders. See “—Our Taxation as a REIT—Taxable Mortgage Pools.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, with us evidencing eligibility for that reduced rate is filed with us; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in our capital stock will reduce the non-U.S. holder’s adjusted basis in our capital stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in our capital stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-U.S. Holders of Our Capital Stock—Sales of Our Capital Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our capital stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Capital Stock.” This withholding would apply even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•

the investment in our capital stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to certain non-U.S. holders that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause such non-U.S. holders to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Such non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. Unless the non-U.S. holder is a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below), we will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend to such holder will be treated as a distribution of ordinary income subject to the rules discussed above under “—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Sales of Our Capital Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally would not be subject to U.S. taxation unless:

•

the investment in our capital stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•

the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” and our capital stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our capital stock will not constitute a U.S. real property interest if we either are not a U.S. real property holding corporation or we are a domestically-controlled REIT. Whether we are a U.S. real property holding corporation will depend upon whether the fair market value of U.S. real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the U.S., and our other trade and business assets. The term “U.S. real property interests” generally does not include mortgage loans or MBS. Even if we are a U.S. real property holding corporation, the disposition of our capital stock will not be subject to FIRPTA if we are a domestically-controlled REIT. Generally, a REIT is domestically controlled if, at all times during a specified testing period, less than 50% of the value of its shares is held directly or indirectly by non-U.S. persons.

Because our capital stock will be publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a U.S. real property holding corporation and were not a domestically-controlled REIT, a sale of capital stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	the applicable class or series of our capital stock were “regularly traded” on an established securities market within the meaning of applicable U.S. Treasury regulations; and

•

the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of the applicable class or series of our capital stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We believe that our common stock, Series C Preferred Stock, Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock are currently treated as being regularly traded on an established securities market. If gain on the sale or exchange of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of capital stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, the portion of REIT distributions attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class or series of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors in a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and directly or indirectly hold more than 10% of the applicable class or series of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to U.S. federal income taxation and FIRPTA withholding on a sale of our stock.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a “qualified collective investment vehicle” (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the applicable class or series of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the U.S. Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the U.S., (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Conversion of Preferred Stock. The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. holder if our preferred stock constitutes a U.S. real property interest. Even if our preferred stock constitutes a U.S. real property interest, provided our common stock also constitutes a U.S. real property interest, a non-U.S. holder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a U.S. real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock.

Non-U.S. holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such non-U.S. holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock. For a discussion of the treatment of a redemption of preferred stock, see “Taxation of U.S. Holders of our Capital Stock—Redemption of Preferred Stock.”

Taxation of Tax-Exempt Holders of Our Capital Stock

Provided that a tax-exempt holder has not held its capital stock as “debt-financed property” within the meaning of the Code, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our capital stock will not constitute UBTI unless the tax-exempt holder has held its capital stock as debt-financed property within the meaning of the Code. Although we do not expect to recognize any excess inclusion income, to the extent that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholders that is allocable to excess inclusion income may be subject to tax as UBTI. See “—Our Taxation as a REIT—Taxable Mortgage Pools.”

Notwithstanding the above, however, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Moreover, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in section 401(a) of the Code, is tax-exempt under section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Our 9.8% ownership limit may make it less likely that a pension trust would hold more than 25% of the value of our capital stock or that a group of pension trusts each holding more than 10% of the value of our capital stock would hold more than 50% of the value of our capital stock. No assurance can be given, however, that we will not be a “pension-held REIT” because of ownership waivers or otherwise.

Backup Withholding Tax and Information Reporting

U.S. Holders of Our Capital Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our capital stock held by U.S. holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our capital stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A U.S. holder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Some U.S. holders of our capital stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our capital stock information relating to the amount of dividends paid on our capital stock, and that information reporting may also apply to payments of proceeds from the sale of our capital stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders of Our Capital Stock. Generally, information reporting will apply to payments of interest and dividends on our capital stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our capital stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. holders unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. holder of our capital stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable U.S. Treasury regulations provide presumptions regarding the status of a holder of our capital stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these U.S. Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Additional Withholding Requirement. Under sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax will apply to dividends that we pay to certain foreign entities if such entities do not satisfy disclosure requirements related to U.S. accounts or ownership. Foreign entities must provide documentation evidencing compliance with or an exemption from

FATCA, typically provided on IRS Form W-8BEN-E, to avoid this withholding tax. If a payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders and U.S. holders holding through foreign accounts or intermediaries should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. The tax law informally known as the Tax Cuts and Jobs Act, or the TCJA, significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Additional technical corrections or other amendments to the TCJA or administrative guidance interpreting the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs and their stockholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our capital stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws on an investment in our capital stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and any discounts or concessions allowed or re-allowed or paid to dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph, or comparable transactions that are described in any accompanying prospectus supplement, may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the New York Stock Exchange under the symbol “NLY”, our Series C Preferred Stock under the symbol “NLY PrC”, our Series D Preferred Stock under the symbol “NLY PrD”, our Series F Preferred Stock under the symbol “NLY PrF”, our Series G Preferred Stock under the symbol “NLY PrG” and our Series H Preferred Stock under the symbol “NLY PrH”. Except for our common stock or as otherwise described in the applicable prospectus supplement, all other securities offered hereby will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Venable LLP. The opinion of counsel described under the heading “Material U.S. Federal Income Tax Considerations” is being rendered by Hunton Andrews Kurth LLP. This opinion is subject to various assumptions and is based on current tax law.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “NLY”, our Series C Preferred Stock under the symbol “NLY PrC”, our Series D Preferred Stock under the symbol “NLY PrD”, our Series F Preferred Stock under the symbol “NLY PrF”, our Series G Preferred Stock under the symbol “NLY PrG” and our Series H Preferred Stock under the symbol “NLY PrH”. All such reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange’s offices at 20 Broad Street, New York, New York 10005. Finally, we also maintain an Internet site where you can find additional information. The address of our Internet site is http://www.annaly.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our internet site is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any accompanying prospectus supplement or other offering materials. Accordingly, no information in our or any of these other internet addresses is included herein or incorporated or deemed to be incorporated by reference herein.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits, financial statements and schedules thereto. We refer you to the registration statement, the exhibits, financial statements and schedules thereto for further information. This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. We have filed the documents listed below with the SEC (File No. 1-13447) under the Exchange Act, and these documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 16, 2018;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed on May 3, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed on August 3, 2018;

•	Our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2018 filed on November 2, 2018;

•

Our Current Reports on Form 8-K filed on January 3, 2018, January 9, 2018, January  12, 2018, May 2, 2018, May  3, 2018, May 23, 2018, September  7, 2018, September 14, 2018, October 10, 2018, December  13, 2018 and January 10, 2019 (other than documents or portions of those documents not deemed to be filed);

•	Description of our common stock included in our Registration Statement on Form 8-A, filed on October 6, 1997;

•	Description of our 7.625% Series C Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed May 16, 2012;

•	Description of our 7.50% Series D Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed September 13, 2012;

•	Description of our 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed July 27, 2017;

•	Description of our 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed January 10, 2018; and

•	Description of our 8.125% Series H Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A, filed September 7, 2018.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents.

Any statement contained in this prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document that is also incorporated by reference modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein); we will provide this information at no cost to the requester upon written or oral request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, New York 10036, telephone number (888) 8ANNALY.

            Shares

    % Series I Fixed-to-Floating Rate Cumulative

Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

BofA Merrill Lynch

J.P. Morgan

RBC Capital Markets

UBS Investment Bank

Citigroup

Keefe, Bruyette & Woods

                                                             A Stifel Company

Sandler O’Neill + Partners, L.P.

Scotiabank

June    , 2019